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                                                                    Exhibit 23.3


                      CONSENT OF GOVERNMENT ELECTRONICS AND
                       INFORMATION TECHNOLOGY ASSOCIATION

         We hereby consent to the use of "GEIA 2002 Vision Conference: DOD Topline Forecast, Cecil Black, Boeing," and "GEIA 2001 Vision Conference:
Information Assurance (IA) Five-Year Forecast," Government Electronics and Information Technology Association presentations, included in or made part of DigitalNet, Inc.'s Offering Memorandum and its Registration Statement on Form S-4 and any related prospectus.

                                             Government Electronics and
                                             Information Technology Association

Date: July 11, 2003                          /s/ D.C. HEINEMEIER
                                             -----------------------------------
                                             Name:    D.C. Heinemeier
                                             Title:   President, GEIA